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                                                 Exhibit 23.1


               Consent of Independent Auditors



The Board of Directors
US Airways Group, Inc.:


We consent to the incorporation by reference in the registration statement nos. 2-98828, 33-26762, 33-39896, 33-44835, 33-60618
and 33-60620 on Form S-8 and the registration statement nos. 33-41821 and 33-50231 on Form S-3 of US Airways Group, Inc. (formerly USAir Group, Inc.), of our report dated February 26, 1997, except as to note 4(c) and note 4(d) which are as of March 13, 1997, relating to the consolidated balance sheets of US Airways Group, Inc. and subsidiaries (the "Company") as of December 31, 1996 and 1995, and the related consolidated statements of operations, cash flows and changes in stockholders' equity (deficit) and the related consolidated financial statement schedule for each of the years in the three-year period ended December 31, 1996 which appear in the December 31, 1996 Annual Report on Form 10-K of the Company and US Airways, Inc. (formerly USAir, Inc.).


                                            KPMG Peat Marwick LLP


Washington, DC
March 14, 1997